UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

C&D Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9389 (Commission File Number)	13-3314599 (I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania (Address of principal executive offices)	19422 (Zip code)

(215) 619-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Due to the anticipated merger involving C&D Technologies, Inc. (the “Company”) contemplated by that certain Agreement and Plan of Merger, dated as of October 3, 2011, by and among the Company, Angel Holdings LLC and Angel Acquisition Corp. (the “Merger Agreement”), a blackout period is expected to begin on November 28, 2011 and is expected to end upon completion of the merger (the “Blackout Period”) for participants in the C&D Technologies Savings Plan (the “Plan”). During the Blackout Period, participants invested in the Company’s common stock will be unable to exchange, obtain a loan or receive distributions. The Blackout Period is necessary, in the event the transactions contemplated by the Merger Agreement are consummated, to provide the Plan’s administrator with sufficient time to cause the conversion of the Company’s common stock into the cash merger consideration contemplated by the Merger Agreement.

As a result of the foregoing, on November 3, 2011, the Company sent a notice (the “Notice”) to its directors and executive officers notifying them of the Blackout Period and informing them that during the Blackout Period, they will be prohibited from engaging in transactions in equity securities of the Company. Specifically, such directors and executive officers will be prohibited from purchasing, selling or otherwise acquiring or transferring (directly or indirectly) any shares of the Company’s common stock or any other equity securities of the Company, including the exercise of stock options and derivative transactions.

In the Notice, the Company designated David Anderson, Vice President, General Counsel and Secretary of the Company, at 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422 and (215) 619-2700, to respond to inquiries about the Blackout Period.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

  (d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
99.1	Notice, dated November 3, 2011, delivered to the members of the board of directors and the executive officers of the Company.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie
Senior Vice President & Chief Financial Officer

Dated:  November 3, 2011

EXHIBIT  INDEX

Exhibit #	Description
99.1	Notice, dated November 3, 2011, delivered to the members of the board of directors and the executive officers of the Company.